Exhibit 99.2

# Metrospaces Omnibus Board Meeting Minutes and Resolutions

EXECUTION VERSION | October 6, 2026

These minutes record one Metrospaces board meeting addressing the October 6, 2026 sale of control to Villa Magna, LLC, represented by Maria Salinas, the resignation of Oscar Brito as Chief Executive Officer and director, the appointment of Benoît Lebrun as Chief Executive Officer and director, Freddy Arciniegas Mejía as Chief Financial Officer and director, René Herzog as Deputy Director of Operations, and María Salinas as Chair of the Board, together with related company actions. Insert the actual notice, quorum, disclosed interests and votes before adoption.

## Meeting record

Date and time: October 6, 2026, at 12:00pm Eastern Time, before the Effective Time. Place or remote method: remote, Present: Oscar Brito, director of GBS Capital Partners and resigning CEO and sole board member of Metrospaces, Inc.. Also present by invitation: Maria Salinas, on behalf of Villa Magna, LLC. Chair: Oscar Brito. Acting-Secretary: Oscar Brito . Notice or waivers: executed remotely verbally. Quorum under the bylaws: as per last company bylaws and Delaware statutes. The chair presented the current capitalization certificate, agreements and schedules listed as Exhibits 1 through 7, including signed Exhibit 6A and acceptance Exhibit 6B.

## Disclosures and deliberation

Director interests in GBS Capital Partners, LLC, the historically identified GBS Capital Partners Inc., loan claims, Series B or E shares, the Unpaid Preferred Yield, the Covered Claims and the proposed Genesis transfer were disclosed as follows: Oscar Brito disclosed that he is a Seller of Series E shares under the Control Stock Purchase Agreement, is affiliated with GBS Capital Partners, LLC, the Seller of the Series B shares, holds or is affiliated with holders of Retained Loans and the Unpaid Preferred Yield, and is a recipient of any Covered Claim proceeds under that agreement; other interests: TBD. The board reviewed the Genesis asset agreement, issuance evidence, valuation, available alternatives, effect on MSPC's assets and liabilities, and any required disinterested approval. Interested directors' participation and votes: Oscar Brito and Maria Salines. The secretary shall attach the materials actually considered; no finding of fairness or transfer completion is presumed.

## Resolution 1 Corporate participation

RESOLVED, that Metrospaces may execute the Control Stock Purchase Agreement dated as of October 6, 2026 among GBS Capital Partners, LLC, Oscar Brito, Villa Magna, LLC as Buyer, acting through Maria Salinas upon delivery of evidence of her signing authority, and Metrospaces, solely for its stated limited covenants, the Performance and Share Pledge Agreement and the Stephen Czarnik Share Escrow Agreement in substantially the forms presented, subject to counsel completing exhibits, valid seller title, required holder consents and authorized officer review. The officers shall note the pledge and escrow on the record of the pledged Shares and register any release or enforcement transfer made under those agreements.

## Resolution 2 Shares and records

RESOLVED, that the proper officers may reconcile the company's preferred ledger, obtain transfer-agent confirmations, and record only valid transfers supported by endorsed instruments and applicable consents; no finding that a specific person owns Series E shares is made until verified in the final certificate.

## Resolution 3 Genesis investment

RESOLVED, that, conditional on documentary proof of issuance and title, valuation, Company benefit and the no-cash exchange in the completed Genesis Transfer Agreement, legally sufficient corporate approval and required Genesis consent, the officers may execute and deliver the identified transfer of Genesis Series C shares

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to GBS Capital Partners, LLC. If a condition remains unsatisfied, no officer is authorized to transfer that property without further board action.

**Resolution 4 Loan acknowledgment**

RESOLVED, that management shall prepare the schedule and reconciliation of approximately $600,000 of claimed loans; a completed Loan Retention Agreement may be signed on behalf of Metrospaces only after identifying each lender and verifying the records. These resolutions do not discharge or admit a disputed amount.

**Resolution 5 Filings and expenditure**

RESOLVED, that following Closing management is authorized to prepare accurate historical and current financial information, seek OTC Markets issuer access, apply Buyer-funded amounts to the applicable OTC Markets application fee and cause the application to be finalized and submitted within 90 calendar days after Closing in accordance with the Performance and Share Pledge Agreement, and cooperate with an appropriate Rule 15c2-11 review. Management is further authorized to take the corporate actions necessary to fund and file a complete reverse stock split corporate-action package with FINRA and make any required state filings within 120 calendar days after Closing, subject to the approvals required for the selected reverse-split ratio and related corporate action. No OTC Markets or FINRA outcome is guaranteed.

**Resolution 6 Resignation, appointments and handoff**

RESOLVED, that the Board acknowledges receipt of, accepts and agrees to Oscar Brito's signed resignation as Chief Executive Officer and as a member of the Board of Directors, in the form of Exhibit 6A, each effective at the Effective Time upon the closing of the control sale to Villa Magna, LLC under the Control Stock Purchase Agreement on October 6, 2026 ("Closing"), at the time the closing documents are exchanged, as recorded by the Secretary (the "Effective Time"), contingent on Closing occurring. The Board acknowledges that the resignation is voluntary and not the result of any disagreement with Metrospaces on any matter relating to its operations, policies or practices.

RESOLVED FURTHER, that Mr. Brito's resignation does not waive, release or impair (i) his and GBS Capital Partners, LLC's rights under the Retained Loans, the Unpaid Preferred Yield and the Pending litigation proceeds provisions of the Control Stock Purchase Agreement, or (ii) his rights to indemnification, advancement of expenses, exculpation and insurance coverage under the certificate of incorporation, bylaws, any indemnification agreement and Delaware law for his service as a director and officer before the Effective Time, all of which Metrospaces confirms.

RESOLVED FURTHER, that, to the extent permitted by the certificate of incorporation and bylaws, the number of directors constituting the whole Board is fixed at three (3), effective at the Effective Time.

RESOLVED FURTHER, that, pursuant to the Company's certificate of incorporation, bylaws and applicable Delaware law, the directors in office, including Mr. Brito whose resignation becomes effective at a future time, hereby elect María Salinas, Benoît Lebrun and Freddy Arciniegas Mejía to the Board of Directors, each effective at the Effective Time and to serve until his or her successor is duly elected and qualified or earlier death, resignation or removal. María Salinas is designated Chair of the Board effective at the Effective Time. Villa Magna, LLC, as holder of the voting preferred shares after Closing, shall deliver any stockholder written consent ratifying such elections if counsel so advises.

RESOLVED FURTHER, that, upon written acceptance, Benoît Lebrun is appointed Chief Executive Officer of Metrospaces, Freddy Arciniegas Mejía is appointed Chief Financial Officer of Metrospaces, and René Herzog is appointed Deputy Director of Operations of Metrospaces, each effective at the Effective Time and to serve at the pleasure of the Board in accordance with the bylaws, with compensation, if any, to be fixed or approved by the Board.

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RESOLVED FURTHER, that Mr. Brito and any other outgoing officers shall deliver records, credentials, banking documents and Company property to Benoît Lebrun as incoming Chief Executive Officer, or to such other officer as the incoming Board directs, against receipts, and the officers are authorized to update bank signatories, the transfer agent, OTC Markets and state filings to reflect these changes. If Closing does not occur, neither the resignation, the change in Board size nor the director and officer appointments take effect. The Secretary shall record the actual Effective Time and attach the signed resignation and written acceptances to these minutes.

**Resolution 7 Reverse split and later acquisition**

RESOLVED, that incoming management may evaluate a reverse stock split and prospective unrelated third-party acquisitions. A specific split ratio, charter amendment, FINRA submission and any January acquisition require the approvals and disclosure applicable when their terms are known. This resolution is not a present approval of an unidentified transaction.

**Resolution 8 Authority and ratification**

RESOLVED, that authorized officers may execute the approved closing documents with nonmaterial changes consistent with these resolutions; material economics, collateral, Genesis consideration and voting arrangements return to the board. Prior consistent preparatory actions are ratified only to the extent accurately described on Exhibit 7.

**Resolution 9 Covered Claims and litigation proceeds**

RESOLVED, that Metrospaces is authorized to pursue the Covered Claims arising from the fraud it suffered in connection with certain investments in Indianapolis, Indiana and the related breach of contract, and that any cash Net Proceeds received shall be applied as provided in the Pending litigation proceeds section of the Control Stock Purchase Agreement: first, to pay and redeem the Unpaid Preferred Yield owed to GBS Capital Partners, LLC and Oscar Brito, and second, to pay any remainder to them as additional consideration for the sale of the Shares, in each case within five (5) days after receipt and to the extent permitted by applicable law. Metrospaces shall not settle a Covered Claim on noncash terms intended to avoid that section.

**Record of vote and certificate**

Motions, votes, abstentions and quorum after abstentions: 100% Quorum Adjournment: 3 pm 6 October 2026. I certify that these are true and complete minutes and that attached exhibits are the versions considered and approved.

**SIGNATURES**

CHAIR OF MEETING
By: Oscar Brito ____________ Name and title: Oscar Brito, Director and Chair
Date: October 6, 2026

SECRETARY OF MEETING
By: Oscar Brito ____________ Name and title: Oscar Brito
Date: October 6, 2026

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**Exhibit 6A — Oscar Brito resignation notice**

To Metrospaces Inc.: I, Oscar Brito, resign as Chief Executive Officer and separately as a member of the Board of Directors, each effective only upon the closing of the control sale to Villa Magna, LLC under the Control Stock Purchase Agreement on October 6, 2026 (“Closing”), at the time the closing documents are exchanged, as recorded by the Secretary (the “Effective Time”). If that closing does not occur, this notice has no effect. My resignation is voluntary and not the result of any disagreement with Metrospaces on any matter relating to its operations, policies or practices. This resignation does not waive, release or impair my rights, or those of GBS Capital Partners, LLC, under the Retained Loans, the Unpaid Preferred Yield and the Pending litigation proceeds provisions of the Control Stock Purchase Agreement, or my rights to indemnification, advancement, exculpation and insurance for service before the Effective Time. I authorize the Secretary to place this signed notice in the corporate minute book.

Oscar Brito: ____________________ Date signed: October 6, 2026

**ACCEPTED AND AGREED: METROSPACES INC., by resolution of its Board of Directors**
By: ____________________ Name and title: Maria Salinas, Secretary
Date: October 6, 2026

**ACKNOWLEDGED: VILLA MAGNA, LLC, Buyer**
By: ____________________ Name: Maria Salinas Title: managing member
Date: October 6, 2026

**Exhibit 6B — Acceptances of incoming directors and officers**

I, María Salinas, accept my election as a member and Chair of the Board of Directors of Metrospaces Inc., effective at the Effective Time. I, Benoît Lebrun, accept my election as a director and appointment as Chief Executive Officer. I, Freddy Arciniegas Mejía, accept my election as a director and appointment as Chief Financial Officer. I, René Herzog, accept my appointment as Deputy Director of Operations. Each acceptance is effective at the Effective Time and subject to the corporation’s certificate of incorporation, bylaws and the Board resolutions.

María Salinas: ____________________ Date: October 6, 2026

Benoît Lebrun: ____________________ Date: October 6, 2026

Freddy Arciniegas Mejía: ____________________ Date: October 6, 2026

René Herzog: ____________________ Date: October 6, 2026

Maria Salinas: ____________________ Date: October 6, 2026